Exhibit 16.01

August 7, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Cardiff International, Inc.’s statements included under Item 4.01 of its Form 8-K filed on August 2, 2012 and we agree with such statements concerning our firm.

Sincerely,

 /s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP
Encino, California